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                                                                    EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


SCB Computer Technology, Inc.
Memphis, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-1590, Form S-8 No. 333-36971 and Form S-8 No. 333-68343), of our report dated July 27, 2001, relating to the consolidated financial statements and schedule of SCB Computer Technology, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended April 30, 2001.


/s/ BDO Seidman, LLP
Memphis, Tennessee
July 27, 2001